Exhibit 7.5

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This FIRST AMENDMENT to the Restructuring Support Agreement referred to below, dated as of January 12, 2022 (this “First Amendment”), among LATAM Airlines Group S.A. (“LATAM Parent”) and each of its affiliates that are debtors-in-possession (collectively, the “Debtors”) in the Chapter 11 Cases, certain members of the ad hoc group of LATAM Parent claimholders listed on Schedule II of the Restructuring Support Agreement (as amended, supplemented, or otherwise modified) (collectively, the “Commitment Creditor Amendment Parties”), Costa Verde Aeronáutica S.A. (“Costa Verde”), Delta Air Lines, Inc. (“Delta”), and Qatar Airways Investments (UK) Ltd. (“Qatar”, and together with Costa Verde and Delta, in their capacities as parties providing a backstop with respect to (i) the Equity Rights Offering and (ii) the New Convertible Notes Class B, collectively, the “Backstop Shareholder Amendment Parties”). Capitalized terms used herein but not otherwise defined in this First Amendment have the same meanings as specified in the Restructuring Support Agreement, as amended by this First Amendment.

RECITALS

WHEREAS, the Debtors, the Commitment Parties, and the Eblen Group entered into that certain Restructuring Support Agreement, dated as of November 26, 2021, including the exhibits and schedules attached thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Restructuring Support Agreement”);

WHEREAS, the Debtors and the Backstop Shareholder Amendment Parties, which Backstop Shareholder Amendment Parties constitute the Requisite Backstop Shareholders, have agreed to amend the Restructuring Support Agreement as set forth herein and the Commitment Creditor Amendment Parties, which Commitment Creditor Amendment Parties constitute the Requisite Commitment Creditors, have consented to such amendment;

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

SECTION 1. Amendments to Restructuring Support Agreement. Effective as of the Amendment Effective Date (as defined below), the Restructuring Support Agreement is hereby amended as follows:

(a) The language of Section 3(b) of the Restructuring Support Agreement is hereby deleted in its entirety and replaced with:

“the Debtors shall execute the Backstop Commitment Agreements by not later than January 12, 2022;”

(b) the reference to “December 21, 2021” set forth under “Backstop” in the Plan Term Sheet attached as Exhibit A to the Restructuring Support Agreement (the “Plan Term Sheet”) is hereby deleted in its entirety and replaced with “January 12, 2022”.

(c) the first paragraph set forth under “Exemption from SEC Registration and Registration Rights” in the Plan Term Sheet is hereby deleted in its entirety and replaced with the following language:

“All Plan Securities shall be registered with the CMF and listed on the Santiago Stock Exchange, provided that, notwithstanding any provisions to the contrary in any Restructuring Document (including any supplements, schedules, or exhibits thereto), the New Convertible Notes will not be listed on the Santiago Stock Exchange unless required by applicable law and all New Common Stock and New Convertible Notes shall be freely transferrable in Chile by affiliates and non-affiliates, as of the Effective Date (and, in the case of the New Convertible Notes Back-Up Shares to be delivered upon the conversion of the New Convertible Notes, upon conversion of the New Convertible Notes (other than the New Convertible Notes Back-Up Shares underlying the New Convertible Notes Class B, which shall be subject to a lock-up on the terms and conditions set forth in the Restructuring Support Agreement)).”

(d) the New Convertible Notes Class B Term Sheet attached as Exhibit C to the Restructuring Support Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

SECTION 2. Continued Effectiveness of the Restructuring Support Agreement. For the avoidance of doubt, (i) the Restructuring Support Agreement remains unchanged and in full force and effect, except as amended hereby, (ii) all references to the “Agreement” in the Restructuring Support Agreement (including all exhibits and schedules attached thereto) shall be deemed to refer to the Restructuring Support Agreement as amended hereby, (iii) all references to the “Plan Term Sheet” or the “Restructuring Term Sheet” in the Restructuring Support Agreement (including all exhibits and schedules attached thereto) or any other Restructuring Document shall be deemed to refer to the Plan Term Sheet as modified hereby, (iv) any provisions in the Restructuring Support Agreement (including all exhibits and schedules attached thereto) or the other Restructuring Documents with respect to the listing of any Plan Securities shall be deemed subject to, without limitation, the Restructuring Support Agreement (as amended hereby), the Plan Term Sheet (as modified hereby), and/or the form of New Convertible Notes Class B Term Sheet and terms thereof attached hereto as Exhibit A, as applicable, and (v) any references to the Plan Term Sheet, the New Convertible Notes Class B Term Sheet, the terms or concepts contained therein, or any derivation of any of the foregoing in the Restructuring Support Agreement (including all exhibits and schedules attached thereto) or the other Restructuring Documents shall be deemed to refer to the Restructuring Support Agreement (as amended hereby), the Plan Term Sheet (as modified hereby), and/or the form of New Convertible Notes Class B Term Sheet and terms thereof attached hereto as Exhibit A, as applicable.

SECTION 3. Due Authorization. Each of the Commitment Creditor Amendment Parties and each of the Backstop Shareholder Amendment Parties, severally and not jointly, represents and warrants to the Debtors, and each of the Debtors represents and warrants to each of the Commitment Creditor Amendment Parties and each of the Backstop Shareholder Amendment Parties that, as of the date hereof, it has all requisite corporate, partnership, limited liability company or similar authority to execute and enter into this First Amendment.

2

SECTION 4. Conditions of Effectiveness. The effectiveness of this First Amendment is subject to due execution and delivery by LATAM Parent, the Requisite Commitment Creditors, and the Requisite Backstop Shareholders (the date of such execution being referred to herein as the “Amendment Effective Date”).

SECTION 5. Amendment, Modification and Waiver. This First Amendment may not be amended or modified nor may any provision hereof be waived except pursuant to a writing signed by the Company, the Requisite Consenting Creditors, and the Requisite Backstop Shareholders.

SECTION 6. Entire Agreement. This First Amendment and the Restructuring Support Agreement (as amended hereby) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements, negotiations, representations, warranties, and understandings by or among the parties hereto (oral and written with respect to the subject matter hereof) but shall not supersede the Restructuring Documents (except, for the avoidance of doubt, with respect to the form of New Convertible Notes Class B Term Sheet superseded in accordance with the terms hereof) provided, however, that the Parties acknowledge and agree that any confidentiality, non-disclosure or other similar agreements heretofore executed between the Debtors and any Commitment Party or such Commitment Party’s advisors shall continue in full force and effect as provided therein.

SECTION 7. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 8. Governing Law; Waiver of Jury Trial; Jurisdiction. This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this First Amendment, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this First Amendment or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court, and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, such legal action, suit or proceeding may be brought in the courts of the United States of America for the Southern District of New York, or if such courts do not have the necessary jurisdiction, the courts of the State of New York sitting in the Borough of Manhattan, and appellate courts from any thereof (the “Chosen Courts”). By execution and delivery of this First Amendment , each of the parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of the Chosen Courts, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO ABOVE.

SECTION 9. Counterparts. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.

3

[Remainder of page intentionally left blank.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

LATAM AIRLINES GROUP S.A.,

By:	/s/ Ramiro Alfonsín
Name: Ramiro Alfonsín Title: Attorney-in-Fact

By:	/s/ Andres del Valle
Name: Andres del Valle
Title: Attorney-in-Fact

[Signature page to Amendment No. 1 to the Restructuring Support Agreement]

INVERSIONES COSTA VERDE LTDA Y CIA EN COMANDITA POR ACCIONES

By:	/s/ Carlos Vallette Gudenschwager /Felipe Arriagada Subercaseaux
Name: Carlos Vallette Gudenschwager / Felipe Arriagada Subercaseaux Title: Authorized signatories

Number of Shares of LATAM Parent Common Stock: 7,775,891

Preemptive Rights: 7,775,891

[Signature page to Amendment No. 1 to the Restructuring Support Agreement]

COSTA VERDE AERONÁUTICA S.A.

By:	/s/ Carlos Vallette Gudenschwager / Felipe Arriagada Subercaseaux
Name: Carlos Vallette Gudenschwager /
Felipe Arriagada Subercaseaux
Title: Director – CEO

Number of Shares of LATAM Parent Common Stock: 91,605,886

Preemptive Rights: 91,605,886

[Signature page to Amendment No. 1 to the Restructuring Support Agreement]

QATAR AIRWAYS INVESTMENTS (UK) LTD.

By:	/s/ Daniel Ho
Name: Daniel Ho
Title: Director

[Signature page to Amendment No. 1 to the Restructuring Support Agreement]

DELTA AIR LINES, INC.

By:	/s/ Peter W. Carter
Name: Peter W. Carter
Title: Executive Vice President & Chief
Legal Officer

[Signature page to Amendment No. 1 to the Restructuring Support Agreement]

Strategic Value Master Fund, Ltd.
By: Strategic Value Partners, LLC, its investment manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

Strategic Value Opportunities Fund, L.P.
By SVP Special Situations III-A LLC, its investment manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

Strategic Value Special Situations Master Fund IV, L.P.
By: SVP Special Situations IV LLC, its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

Strategic Value Special Situations Master Fund V, L.P.
By: SVP Special Situations V LLC, its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

Strategic Value Dislocation Master Fund L.P.
By: SVP Dislocation LLC, its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

Strategic Value New Rising Fund, L.P.
By: SVP New Rising Management LLC, solely as its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

[Signature page to First Amendment to Restructuring Support Agreement]

Ellenfield Park LLC

By:	/s/ James Dougherty
Name: James Dougherty
Title: Authorized Signatory

Poppintree Park LLC

By:	/s/ James Dougherty
Name: James Dougherty
Title: Authorized Signatory

Belgooly LLC

By:	/s/ James Dougherty
Name: James Dougherty
Title: Authorized Signatory

c/o Strategic Value Partners, LLC on behalf of its

and its affiliates managed investment funds and

accounts 100 West Putnam Avenue

Greenwich, CT 06830

Compliance4@svpglobal.com

Attn: General Counsel

[Signature page to First Amendment to Restructuring Support Agreement]

LAUCA INVESTMENTS, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Authorized Signatory

[Signature page to First Amendment to Restructuring Support Agreement]

Sajama Investments, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Authorized Signatory

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: Authorized Signatory

[Signature page to First Amendment to Restructuring Support Agreement]

Conifer Finance 3, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Authorized Signatory

[Signature page to First Amendment to Restructuring Support Agreement]

Redwood IV Finance 3, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Authorized Signatory

[Signature page to First Amendment to Restructuring Support Agreement]

TAO Finance 3-A, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Authorized Signatory

[Signature page to First Amendment to Restructuring Support Agreement]

LMS CREDIT, LLC

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: Authorized Signatory

SCULPTOR MASTER FUND, LTD.
By: Sculptor Capital LP, its investment manager
By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen, President and Chief Operating Officer

SCULPTOR ENHANCED MASTER FUND, LTD.
By: Sculptor Capital LP, its investment manager
By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen, President and Chief Operating Officer

SCULPTOR SC II, LP
By: Sculptor Capital II LP, its investment manager
By: Sculptor Capital Holding II LLC, its General Partner
By: Sculptor Capital LP, its investment manager
By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen, President and Chief Operating Officer

SCULPTOR MASTER FUND, LTD.
By: Sculptor Capital LP, its investment manager
By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen, President and Chief Operating Officer

SCULPTOR CREDIT OPPORTUNITIES MASTER FUND, LTD.
By: Sculptor Capital LP, its investment manager
By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen, President and Chief Operating Officer

[Signature page to First Amendment to Restructuring Support Agreement]

Exhibit A

LATAM AIRLINES GROUP S.A.

Offering of New Convertible Notes Class B Due December 31, 2121

Summary of Proposed Terms and Conditions

The following term sheet (the “New Convertible Notes Class B Term Sheet”) summarizes the principal economic terms of a proposed investment in LATAM Airlines Group S.A. pursuant to the Approved Plan. Any agreement with respect to the matters discussed herein shall be subject in all respect to negotiation and execution of definitive documentation. Capitalized terms used and not otherwise defined in this New Convertible Notes Class B Term Sheet shall have the meanings assigned to such terms in the Restructuring Support Agreement or the Restructuring Term Sheet, as applicable.

THIS NEW CONVERTIBLE NOTES CLASS B TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE OR ANY OTHER PLAN OF REORGANIZATION OR SIMILAR PROCESS UNDER ANY OTHER APPLICABLE LAW. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS, PROVISIONS OF THE BANKRUPTCY CODE AND/OR OTHER APPLICABLE LAWS.

Issuer	LATAM Airlines Group S.A. (the “Issuer”, the “Company” or “LATAM Parent”), a corporation organized under the laws of Chile, as reorganized pursuant to the Approved Plan.

Security Description	Unsecured convertible notes Class B due December 31, 2121 (the “New Convertible Notes Class B”), issued under Chilean law (Bonos Convertibles en Acciones).

Principal Amount Offered	US$1,372,839,694.12 aggregate principal amount of New Convertible Notes Class B.

Investors / Recipients

•  Costa Verde Aeronáutica S.A., Delta Air Lines, Inc., and Qatar Airways Investments (UK) Ltd., in their capacity as Backstop Shareholders providing the New Convertible Notes Class B Backstop Commitment (defined below) (together, the “New Convertible Notes Class B Backstop Parties”); and

•  Eligible Equity Holders (other than the Backstop Shareholders) (the “Non-Backstop Shareholders”) to the extent exercising preemptive rights in the New Convertible Notes Class B Preemptive Rights Offering (defined below).

Backstop	Subject in all respects to the terms of the Restructuring Support Agreement and the Backstop Commitment Agreements, the New Convertible Notes Class B Backstop Parties shall agree to exercise all their preemptive rights to subscribe and purchase the New Convertible Notes Class B, and backstop (the “New Convertible Notes Class B Backstop Commitment”) the remainder of the New Convertible Notes Class B not subscribed and purchased by the Non-Backstop Shareholders in the New Convertible Notes Class B Preemptive Rights Offering.

Backstop Payment	None.

Use of Proceeds	Any cash proceeds generated in the New Convertible Notes Class B Preemptive Rights Offering and the New Convertible Notes Class B Subsequent Notes Allocation will be used by LATAM Parent for payments as necessary under the Approved Plan and otherwise for working capital purposes.

New Convertible Notes Class B Preemptive Rights Offering and New Convertible Notes Class B Subsequent Notes Allocation	The offering of New Convertible Notes Class B will include (i) a preemptive rights offering (the “New Convertible Notes Class B Preemptive Rights Offering”) to Eligible Equity Holders, and (ii) the allocation on the Effective Date of New Convertible Notes Class B not subscribed and purchased during the New Convertible Notes Class B Preemptive Rights Offering (the “New Convertible Notes Class B Subsequent Notes Allocation”) to the New Convertible Notes Class B Backstop Parties.

For the avoidance of doubt, the offering and allocation of New Convertible Notes Class B shall always be at the same price for all investors thereto.

New Convertible Notes Class B Preemptive Rights Offering

All Eligible Equity Holders as of the Equity Record Date shall have the opportunity to participate in the New Convertible Notes Class B Preemptive Rights Offering. The New Convertible Notes Class B Preemptive Rights Offering will follow customary procedures under applicable Chilean corporate law.

New Convertible Notes Class B Subsequent Notes Allocation

Any New Convertible Notes Class B not acquired in the New Convertible Notes Class B Preemptive Rights Offering shall be subscribed and purchased on the Effective Date by the New Convertible Notes Class B Backstop Parties.

Final Maturity	December 31, 2121.

Annual Interest Rate	1% payable paid in cash annually, with no interest accruing or payable in the first 60 days.

Conversion Mechanics and Conversion Ratio	Each holder of New Convertible Notes Class B will have the right to convert its New Convertible Notes Class B into New Convertible Notes Back-up Shares solely as follows:

2

•  First Convertible Notes Class B Conversion Period: Each holder of New Convertible Notes Class B will have the ability to convert its New Convertible Notes Class B within sixty (60) days from the Effective Date into New Convertible Back-up Shares with a value based on a Conversion Ratio equal to 1.159152x (the “New Convertible Notes Class B Conversion Ratio”); provided, however, that to the extent the Plan Equity Value is amended or otherwise changed, the Conversion Ratio with respect to the New Convertible Notes Class B will be correspondingly amended to maintain the same proportional value (relative to Plan Equity Value) attributable to the New Convertible Back-up Shares as implied by the foregoing Conversion Ratio. The holders of such New Convertible Back-up Shares shall be restricted from the sale or transfer of such New Convertible Back-up Shares until the fourth (4th) anniversary of the Effective Date, provided, however, that such holders shall be permitted to pledge or otherwise encumber such New Convertible Notes Back-up Shares during such period; provided, further, that each Backstop Shareholder shall be permitted to sell or transfer such New Convertible Back-up Shares to another Backstop Shareholder or an Affiliate, who, for the avoidance of doubt, shall also be subject to the restrictions from sale and transfer of New Convertible Back-up Shares as described herein.

•  Second Convertible Notes Class B Conversion Period: Each holder of New Convertible Notes Class B will have the subsequent ability to convert their New Convertible Notes Class B into New Convertible Notes Back-up Shares beginning on the fifth (5th) anniversary of the Effective Date (such date, the “Five-Year Conversion Date”). Such conversion shall be based on the New Convertible Notes Class B Conversion Ratio until the day that is sixty (60) days after the Five-Year Conversion Date. On the day that is sixty (60) days after the Five-Year Conversion Date, the New Convertible Notes Class B Conversion Ratio shall step down by 50%.

Each holder of New Convertible Notes Class B that elects to convert its New Convertible Notes Class B into New Convertible Notes Back-up Shares shall be deemed to indefeasibly relinquish any accrued and unpaid interest outstanding on its New Convertible Notes Class B upon such conversion.

The New Convertible Notes Class B Backstop Parties shall each elect to convert their New Convertible Notes Class B during the first Convertible Note Class B Conversion Period.

3

Redemption Rights	The Company may redeem any New Convertible Notes Class B for cash at par plus accrued interest at its sole option (i) in whole at any one time after sixty (60) days from the Effective Date but before the Five-Year Conversion Date and (ii) in whole or in part on one or more occasions after sixty (60) days after the Five- Year Conversion Date.

Covenants	None.

Events of Default	None other than non-payment.

Governance Rights and Preemptive Rights	The New Convertible Notes Class B will convert into ordinary shares of New Convertible Notes Back-up Shares with identical governance rights to the existing common stock of the Issuer, subject to the Shareholders’ Agreement.

Consistent with Chilean law, prior to conversion of such holders’ New Convertible Notes Class B into New Convertible Notes Back-up Shares, holders of the New Convertible Notes Class B will have no governance rights or preemptive rights that are afforded to holders of New Convertible Notes Back-up Shares, nor shall any such holders be entitled to receive any dividends paid to holders of the common stock of the Company.

At no time shall the New Convertible Notes Class B Conversion Ratio be adjusted to protect holders of New Convertible Notes Class B from dilution resulting from the issuance of common stock of the Company, except in cases of stock splits or reverse stock splits.

Governing law	Chile

Clearing	Depósito Central de Valores S.A., Depósito de Valores

Securities Law Matters	The New Convertible Notes Class B Preemptive Rights Offering will take place only in the Chilean capital markets and in accordance with applicable Chilean law. The offering of New Convertible Notes Class B pursuant to the New Convertible Notes Class B Preemptive Rights Offering will be exempt from registration with the U.S. Securities and Exchange Commission under applicable law.

The allocation of New Convertible Notes Class B pursuant to the New Convertible Notes Class B Subsequent Notes Allocation will be made in reliance on the exemptions provided by Section 4(a)(2) and Regulation S of the Securities Act of 1933 (the “Securities Act”) and will become eligible for resale within the time periods set forth in Rule 144 and

Regulation S of the Securities Act, respectively or pursuant to other valid exemptions from the Securities Act. Therefore, participation in the New Convertible Notes Class B Subsequent Notes Allocation will be limited to (i) “qualified institutional buyers” within the meaning of Rule 144A(a)(1) under the Securities Act, or (ii) non-U.S. persons located outside of the United States and who do not hold General Unsecured Claims for the account or benefit of a U.S. person, within the meaning of Regulation S under the Securities Act, in each case which have an account capable of holding Chilean securities.

4

The New Convertible Notes Back-up Shares issued upon conversion of the New Convertible Notes Class B will be entitled to Registration Rights as provided in the Restructuring Term Sheet.

Additional Information	The New Convertible Notes Class B will not be rated and will be registered with the CMF.

5